Exhibit 3.114

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA NOV 16, 1998 No. C-26663-98 /s/ Dean Heller DEAN HELLER, SECRETARY OF STATE	ARTICLES OF INCORPORATION OF PARK PLACE FINANCIAL CORP.

The undersigned natural person, acting as incorporator of a corporation (the “Corporation”) under the provisions of Chapter 78 of the Nevada Revised Statutes and the acts amendatory thereof, adopts the following Articles of Incorporation.

ARTICLE 1

NAME

The name of the Corporation is PARK PLACE FINANCIAL CORP.

ARTICLE 2

DURATION

The period of duration of the Corporation shall be perpetual.

ARTICLE 3

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful activity.

ARTICLE 4

AUTHORIZED SHARES AND ASSESSMENT OF SHARES

Section 4.01 Authorized Shares. The aggregate number of shares that the Corporation shall have the authority to issue is 25,000 shares of Capital Stock with a par value of $ 1.00 per share.

Section 4.02 Assessment of Shares. The Capital Stock of the Corporation, after the amount of subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no Capital Stock issued as fully paid up shall ever be assessable or assessed.

Section 4.03 Denial of Preemptive Rights. No shareholder of the Corporation shall have any preemptive or other right, by reason of his status as a shareholder, to acquire any unissued shares, treasury shares, or securities convertible into shares of the Capital Stock of the Corporation. This denial of preemptive rights shall, and is intended to, negate any rights which would otherwise be given to shareholders pursuant to NRS 78.265 or any successor statute.

ARTICLE 5

INITIAL RESIDENT AGENT

Resident Agent. The address of the Resident Agent of the Corporation within the State of Nevada is CSC SERVICES OF NEVADA, INC., whose business address is 502 East John Street, Carson City, Nevada 89706. The mailing address and the street address of the said resident agent are identical.

ARTICLE 6

DATA RESPECTING DIRECTORS

Section 6.01 Style of Governing Board. The members of the governing board of the Corporation shall be styled Directors.

Section 6.02 Initial Board of Directors. The initial Board of Directors shall consist of one (1) member, who need not be a resident of the State of Nevada or a shareholder of the Corporation.

Section 6.03 Names and Addresses. The name and address of the person who is to serve as Director, until his successor or successors have been elected and qualified, is as follows:

Name	Business Address
Arthur M. Goldberg	3930 Howard Hughes Pkwy.
Las Vegas, NV 89109

Section 6.04 Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Bylaws of the Corporation.

Section 6.05. Indemnification of Directors. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other maters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The Corporation may purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such liability.

Section 6.06 Liability of Directors. The personal liability of the directors of the Corporation is hereby eliminated to the maximum extent permitted by the provisions of the General Corporation Law of the State of Nevada.

ARTICLE 7

DATA RESPECTING INCORPORATOR

The name and address of the incorporator of the Corporation are as follows:

Name	Business Address
Bryan S. White	9336 Civic Center Drive
Beverly Hills, CA 90210

ARTICLE 8

AMENDMENTS, ALTERATIONS AND REPEALS

The Corporation reserves the right to amend, alter or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein ate granted subject to this reservation.

IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on November 12, 1998.

/s/ Bryan S. White
Bryan S. White
Incorporator

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On this 12th day of November, 1998 before me, David Marore, Notary Public, personally appeared BRYAN S. WHITE, personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ David Marote
Notary Public

OFFICIAL SEAL OF DAVID MAROTE NOTARY PUBLIC - CALIFORNIA LOS ANGELES COUNTY Comm. Exp. AUG. 8, 2002

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA DEC 08 1998 No. C26663-98 /s/ Dean Heller DEAN HELLER, SECRETARY OF STATE	CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF PARK PLACE FINANCIAL CORP.

Pursuant to the provisions of Nevada Revised Statues, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST:	The name of the Corporation is PARK PLACE FINANCIAL CORP.

SECOND:	The Sole Director of the Corporation duly adopted the following resolutions on December 4,1998:

WHEREAS, this Sole Director deems it advisable and desirable to change the Corporation’s name to “Park Place Finance Corp.”; and

WHEREAS, the Nevada Financial Institutions Division has approved the Corporation’s use of the name “Park Place Finance Corp.” in Nevada, as evidenced by the copy of a letter from the Nevada Financial Institutions Division attached hereto at Exhibit A; and

WHEREAS, the Corporation’s sole shareholder has approved such corporate name change by executing an Action taken by written consent of the sole shareholder dated December 4, 1998.

THEREFORE, IT IS RESOLVED that Article 1 of the Corporation’s Articles of Incorporation be amended in its entirety to read as follows:

ARTICLE 1

NAME

The name of the Corporation is Park Place Finance Corp.

WHEREAS, this Sole Director also deems it advisable and desirable to add a new Article 9 to the Corporation’s Articles of

Incorporation, granting certain rights to the New Jersey Casino Control Commission regarding share transfers and the determination of suitability of prospective shareholders.

WHEREAS, the Corporation’s sole shareholder has approved the adoption of such new Article 9 by executing an Action taken by written consent of the sole shareholder dated December 4,1998.

THEREFORE, IT IS RESOLVED that a new Article 9 shall be added to the Corporation’s Articles of Incorporation, which Article 9 shall read as follows:

ARTICLE 9

NEW JERSEY CASINO CONTROL

ACT PROVISIONS

Pursuant to the requirements of the New Jersey Casino Control Act (“New Jersey Act”), the New Jersey Casino Control Commission (“New Jersey Commission”) shall have the right of prior approval of any and all transfers of privately-held securities, shares or other interests in the Corporation, and the Corporation shall have the absolute right to repurchase, at the market price or the purchase price, whichever is the lesser, any security, share or other interest in the Corporation in the event that the New Jersey Commission disapproves a transfer in accordance with the provisions of the New Jersey Act.

Every security of the Corporation is held subject to the condition that, if a holder thereof is found to be disqualified pursuant to the provisions of the New Jersey Act, such holder shall dispose of his interest is the Corporation.

THIRD:	The total number of outstanding shares of the Corporation having voting power is 1,000 shares, and the total number of votes entitled to be cast by the sole shareholder is 1,000.

FOURTH:	The sole shareholder of all of the aforesaid total number of outstanding shares having voting power, to wit, 1,000 shares, dispensed with the holding of a meeting of stockholders and adopted the amendments herein certified by a consent in writing signed by the sole shareholder in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.

Signed on December 7, 1998.

PARK PLACE FINANCIAL CORP.

By:	/s/ Scott A. LaPorta
Scott A. LaPorta
Vice President, Treasurer and Secretary

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On December 7, 1998 before me, David Marote, Notary Public, personally appeared SCOTT A. LaPORTA, personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

OFFICIAL SEAL OF
DAVID MAROTE	/s/ David Marote
NOTARY PUBLIC - CALIFORNIA LOS ANGELES COUNTY Comm. Exp. AUG 8, 2002	David Marote, Notary Public

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

175

FILED # C26663-98

MAR 0 9 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
PARK PLACE FINANCE CORP.

2. The articles have been amended as follows (provide article numbers, if available):
ARTICLE ONE - CAESARS ENTERTAINMENT FINANCE CORP.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 100% FOR

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): William R B

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03